Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-183458 pertaining to the Equity Incentive Plan of Fidelity Southern Corporation, Form S-8 No. 333-174957 pertaining to the Tax Deferred 401(k) Savings Plan of Fidelity Southern Corporation, Form S-8 No. 333-174956 pertaining to the Equity Incentive Plan of Fidelity Southern Corporation, Form S-8 No. 333-11877 pertaining to the Employee Stock Purchase Plan of Fidelity Southern Corporation, Form S-8 No. 333-57421 pertaining to the Tax Deferred 401(k) Savings Plan of Fidelity Southern Corporation, Form S-8 No. 333-134054 pertaining to the Employee Stock Purchase Plan of Fidelity Southern Corporation, Form S-3 No. 333-175149 of Fidelity Southern Corporation, Form S-3 No. 333-156812 of Fidelity Southern Corporation, Form S-3 No. 333-182760 of Fidelity Southern Corporation, and Form S-3 No. 333-184114 of Fidelity Southern Corporation of our reports dated March 14, 2014 with respect to the consolidated financial statements of Fidelity Southern Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Fidelity Southern Corporation and subsidiaries, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2013 .

/s/ Ernst & Young LLP

Atlanta, Georgia
March 25, 2014